Exhibit 32.1
Certification Pursuant To
18 U.S.C. ss. 1350,
As Adopted Pursuant To
Section 906 of the Sarbanes-Oxley Act of 2002
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), Robert J. Currey and Steven L. Childers, President and Chief Executive Officer and Chief Financial Officer, respectively, of Consolidated Communications Holdings, Inc., each certify that to his knowledge (i) the Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and (ii) the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Consolidated Communications Holdings, Inc.

/s/ Robert J. Currey
Robert J. Currey President and Chief Executive Officer (Principal Executive Officer) May 7, 2009

/s/ Steven L. Childers
Steven L. Childers
Chief Financial Officer (Principal Financial Officer and Chief Accounting Officer) May 7, 2009